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                                                                  Exhibit 10.52


                            QUAKER FABRIC CORPORATION
                             1996 STOCK OPTION PLAN


1.  Statement of Purpose.

         The purpose of this Stock Option Plan (the "Plan") is to encourage and enable key employees of Quaker Fabric Corporation of Fall River, a Massachusetts corporation, or a subsidiary thereof (collectively, unless the context otherwise requires, the "Company") to acquire a proprietary interest in Quaker Fabric Corporation, a Delaware corporation, (the "Parent") through the ownership of stock in the Parent over a period of years, thereby giving them a lasting stake in the growth and prosperity of the Parent and the Company and encouraging the continuance of their employment with the Company. As used herein, the term "key employees" shall include employees who are not officers or directors of the Parent. As used herein, the term "subsidiary" shall mean any present or future corporation which is or would be a "subsidiary corporation" of the Company as the term is defined in section 424 of the Internal Revenue Code of 1986, as amended (the "Code") (determined as if the Company were the employer corporation). An employee to whom an option has been granted hereunder is referred to as a "Grantee."

2.  Administration.

         a. The Plan shall be administered by a compensation committee (the "Committee"), consisting of two or more directors appointed by the board of directors of the Parent (the "Board"), whose interpretation of the terms and provisions of the Plan shall be final and conclusive.

         b. A majority of the members of the Committee shall constitute a quorum, and the action of a majority of the members of the Committee present at a meeting at which a quorum is present, as well as actions taken pursuant to the unanimous written consent of the members of the Committee without holding a meeting, shall be deemed to
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be actions of the Committee. All actions of the Committee and all interpretations and decisions made by the Committee with respect to the Plan shall be binding upon the Parent and the Company and all other interested parties.

         c. Subject to the terms and conditions of the Plan and such limitations as the Board may from time to time impose, the Committee shall be responsible for the management and administration of the Plan and shall have authority as shall be necessary or appropriate in order to carry out its responsibilities, including, without limitation, the authority to (i) interpret and construe the options granted pursuant to the Plan, including, but not limited to, the persons to whom, and the time or times at which, grants shall be made, and the number of options to be included in the grants; (ii) to adopt rules and regulations and to prescribe forms for the operation and administration of the Plan; and (iii) to take any other action not inconsistent with the provisions of the Plan that the Committee may deem necessary or appropriate.

3.  Eligibility and Participation.

         Options shall be granted only to key employees of the Company and its subsidiaries selected initially and from time to time by the Committee on the basis of the employee's importance to the business of the Company or its subsidiaries.

4.  Granting of Options.

         a. The Committee may grant options under which a total of not in excess of 100,000 shares of the $0.01 par value common stock of the Parent (the "Common Stock") may be purchased from the Parent, subject to adjustment as provided in
Section 11; provided that the Committee may not grant to any individual options to purchase more than 5,000 shares of Common Stock or more than 5% of the total number of options to purchase shares of Common Stock granted under the Plan. Options granted under the Plan are intended not to be treated as incentive stock options as defined in Section 422 of the Code.

         b. In the event that an option expires or is terminated or canceled unexercised as to any shares, such released shares may again be optioned (including a grant in


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substitution for a canceled option). With respect to any individual, however, in the case of an option that is terminated or canceled unexercised as to any shares, such released shares shall continue to count against the maximum number of shares that may be offered such individual under the Plan. Shares subject to options may be made available from unissued or reacquired shares of Common
Stock, as the Committee may from time to time determine.

5.  Option Exercise Price.

         The price at which shares may be purchased upon exercise of a particular option shall be determined by the Committee and, subject to the provisions of Section 11 hereof, shall be not less than the fair market value, at the time the option is granted, of the shares of Common Stock subject to the option.

6.  Term and Vesting of Options.

         a. Each option may be exercised, subject to the provisions of Section 9 hereof, until the tenth anniversary of the date of grant of such option.

         b. Subject to the provisions of Section 8 hereof, each option shall be for such term of not less than five years nor more than ten years, as shall be determined by the Committee. Each option shall vest with respect to 20% of the shares purchasable upon exercise of such option on each of the first through fifth anniversaries of the date of grant of such option. The vested portion of each option shall be exercisable in whole or in part at any time, or from time to time; provided that the election to exercise an option shall be made in accordance with applicable federal and state laws and regulations.

         c. Notwithstanding the foregoing, the Committee may in its discretion
(i) specifically provide for another time or times of exercise or (ii) at any time prior to the expiration or termination of any option previously granted, extend the term of any option for such additional period as the Committee in its discretion shall determine. In no event, however, shall the aggregate option period with respect to any option, including the original term of the option and any extensions thereof, exceed ten years.


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7.  Acceleration of Vesting.

         a. An option shall automatically be vested and immediately exercisable in full upon the earlier of (i) approval by the stockholders of the Parent of an agreement to merge or consolidate with or into another corporation (and the Parent is not the survivor of such merger or consolidation), provided that the surviving corporation, within 90 days of such merger or consolidation does not agree to assume all of the Parent's obligations under this Plan or (ii) an agreement to sell, lease, exchange, or otherwise dispose of all or substantially all of the Parent's property and assets (including a plan of liquidation).

         b. In addition to accelerated vesting upon the occurrence of any of the events described in Section 7 a, the Committee shall have the authority at any time or from time to time to accelerate the vesting of any individual option and to permit any option not theretofore otherwise exercisable to become immediately exercisable.

8.  Exercise of Option.

         a. As a condition to the exercise of any option, the "Quoted Price" (as defined below) per share of Common Stock on the date of exercise must equal or exceed the option exercise price referred to in Section 5 hereof. The "Quoted Price" shall equal the closing selling price per share of Common Stock on the date in question on the stock exchange upon which the Parent's Common Stock is listed or, if the Common Stock is not listed on a stock exchange, on the NASDAQ National Market System.

         b. At the time of exercise of any option, the Parent may, if it shall determine it necessary or desirable for any reason, require the Grantee (or his heirs, legatees, or legal representative, as the case may be) as a condition to the exercise thereof, to deliver to the Parent a written representation of present intention to purchase the shares for investment and not for distribution. In the event such representation is required to be delivered, an appropriate legend may be placed upon each certificate delivered to the Grantee upon his exercise of part or all of the option and a stop transfer order may be placed with the transfer agent. Each option shall also be subject to the requirement that, if at any time the Parent determines, in its discretion, that the listing, registration, or qualification of the shares subject to the option upon any securities exchange or under any state or federal


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law, or the consent or approval of any governmental regulatory body is necessary or desirable as a condition of or in connection with, the issue or purchase of shares thereunder, the option may not be exercised in whole or in part unless such listing, registration, qualification, consent, or approval shall have been effected or obtained free of any conditions not acceptable to the Parent.

         c. An option may be exercised by giving written notice to the Parent, attention of the Secretary, specifying the number of shares to be purchased, which shall be accompanied by the full purchase price for the shares to be purchased either in cash or by certified check. No shares shall be delivered pursuant to the exercise of any option, in whole or in part, until payment in full of the option exercise price is received by the Parent and until payment in cash of any applicable withholding taxes is received by the Parent. Upon receipt by the Parent of notice of exercise of all or part of any exercisable option, together with the appropriate option exercise price and any other documentation which may be required under the Plan or the applicable option agreement, the holder of such option or his or her legal representative, legatee, or distributee, as the case may be, shall be deemed to be the holder of record of the shares of Common Stock issuable upon such exercise, notwithstanding that the stock transfer books of the Parent shall then be closed or that certificates representing such shares of Common Stock shall not then be actually delivered to such holder.

         d. No option may at any time be exercised with respect to a fractional share.

9.  Termination of Employment -- Exercise Thereafter.

         a. In the event the Grantee's employment is terminated for any reason other than death, Disability (as hereinafter defined), or Retirement (as hereinafter defined), such Grantee's options shall expire and all rights to purchase shares pursuant thereto shall terminate immediately. The Committee may, in its sole discretion, permit any option to remain exercisable for such period after such termination as the Committee may prescribe, but in no event after the expiration date of the option.

         b. In the event of termination of said relationship because of death, Disability (as hereinafter defined), or Retirement (as hereinafter defined), such Grantee's options


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shall expire and all rights to purchase shares pursuant thereto shall terminate immediately, provided, however, such Grantee, or if he or she is not living, his or her heirs, legatees, or legal representative (as the case may be) may exercise the options which were otherwise exercisable on the date of his or her termination within a period of three months after the date of death, Disability (as hereinafter defined), or Retirement (as hereinafter defined), or such longer period as the Committee may prescribe, but in no event after the expiration date of the options. Retirement, for purposes of the Plan, shall mean, with respect to any Grantee, such Grantee's retirement from employment with the Company or any of its subsidiaries at an age of not less than 65 years, pursuant to the Company's policies and procedures. Disability, for purposes of the Plan, shall mean, with respect to any Grantee, that, as a result of incapacity due to physical or mental illness or injury, such Grantee shall be unable to perform the essential duties of his job for more than six consecutive months.

10.  Non-Transferability of Options.

         During the lifetime of the Grantee, options shall be exercisable only by the Grantee, and options shall not be assignable or transferable by the Grantee otherwise than by will or by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined by the Code, or Title I of the Employee Retirement Income Security Act of 1974, as amended, or the rules thereunder.

11.  Adjustment.

         The number of shares subject to the Plan and to options granted under the Plan shall be adjusted as follows: (a) in the event that the number of outstanding shares of Common Stock of the Parent is changed by any stock dividend, stock split, or combination of shares, the number of shares subject to the Plan and to options granted hereunder shall be proportionately adjusted; (b) in the event of any merger, consolidation, or reorganization of the Parent with any other corporation or corporations, there shall be substituted, on an equitable basis as determined by the Committee, for each share of Common Stock then subject to the Plan, whether or not at the time subject to


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outstanding options, the number and kind of shares of stock or other securities to which the holders of shares of Common Stock will be entitled pursuant to the transaction; and (c) in the event of any other relevant change in the capitalization of the Parent, the Committee shall provide for an equitable adjustment in the number of shares of Common Stock then subject to the Plan, whether or not then subject to outstanding options. In the event of any such adjustment, the purchase price per share shall be proportionately adjusted.

12.  No Impairment of Rights.

         Nothing contained in the Plan or any option granted pursuant to the Plan shall confer upon any Grantee any right to be continued in the employment of the Company or interfere in any way with the right of the Company to terminate such employment at any time in accordance with the provisions of applicable law.

13.  Option Agreements.

         Options shall be evidenced by written instruments which shall, among other things, (i) specify the number of shares covered by the option; (ii) set forth specifically or incorporate by reference the applicable provisions of the Plan, including the exercise price and option period; and (iii) contain such other terms and conditions consistent with the Plan as the Committee may, in its discretion, prescribe.

14.  Amendment of Plan.

         The Board may amend or discontinue the Plan at any time.

15.  Effective Date.

         The Plan shall become effective upon its adoption by the Board.


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